       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 2002
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 1ST STEP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

DELAWARE                                                           04-3618764
----------------------------   ----------------------------    -----------------
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL       IRS EMPLOYER
OF INCORPORATION OR             CLASSIFICATION CODE NUMBER)      IDENTIFICATION
ORGANIZATION)                                                         NUMBER

                               14759 OXNARD STREET
                           VAN NUYS, CALIFORNIA 91411
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 CORBIN BERNSEN
                               14759 OXNARD STREET
                           VAN NUYS, CALIFORNIA 91411
                                 (818) 904 9029
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF
                          AGENT FOR SERVICE OF PROCESS)

                                   Copies to:
                               NIMISH PATEL, ESQ.
                               POLLET & RICHARDSON
                         10900 WILSHIRE BLVD., SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-1182

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   CALCULATION OF REGISTRATION FEE
--------------------------- ---------------- ---------------------- ------------------------- ------------------------
   TITLE OF EACH CLASS                              MAXIMUM
   OF SECURITIES TO BE       AMOUNT TO BE     AGGREGATE OFFERING       MAXIMUM AGGREGATE             AMOUNT OF
        REGISTERED            REGISTERED      PRICE PER SHARE(1)         OFFERING PRICE          REGISTRATION FEE
--------------------------- ---------------- ---------------------- ------------------------- ------------------------
Common Stock, par value        4,000,000             $.05                   $200,000                  $18.40
$0.001
--------------------------- ---------------- ---------------------- ------------------------- ------------------------
          Total                4,000,000             $.05                   $200,000                  $18.40
--------------------------- ---------------- ---------------------- ------------------------- ------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHARE THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED MAY  , 2002

                              [1st Step Logo Here]

                                   PROSPECTUS


                        4,000,000 SHARES OF COMMON STOCK


         This is the initial public offering for 1st Step, Inc. We are offering 4,000,000 shares of or common stock, $0.001 par value, on a best efforts, no minimum basis, for a maximum aggregate offering price of $200,000. There is no public market for these shares prior to this offering. The offering price is $0.05 per share and there is no minimum number of shares that we have to sell, and no minimum number of shares that any investor must purchase. There will be no escrow account. We will immediately use all money received from the offering.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         We will not use an underwriter to offer these shares. Instead, certain of our executive officers and directors will offer the shares on our behalf on a "best efforts" basis. These officers and directors will not receive any commissions or additional compensation for these efforts.

         The offering is scheduled to end on _______, 2002, which is the 91st day after the effectiveness of this offering. However, we have the right to extend the offering for an additional 90 days without notice to subscribers or, until 180th day after effectiveness, 2002. We also have the right to terminate the offering at any time prior to the sale of all of the shares offered. If we terminate the offering, proceeds from all sales made prior to the cancellation will be used by us as described in our "Use of Proceeds" discussion.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                    THE DATE OF THIS PROSPECTUS IS MAY , 2002

                              ---------------------

                                 1ST STEP, INC.
                                TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
USE OF PROCEEDS................................................................6
SELLING SECURITYHOLDERS........................................................7
DETERMINATION OF OFFERING PRICE................................................8
PLAN OF DISTRIBUTION..........................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION.....................11
DESCRIPTION OF PROPERTY.......................................................15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................16
EXECUTIVE COMPENSATION........................................................16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................18
DESCRIPTION OF SECURITIES.....................................................19
LEGAL PROCEEDINGS.............................................................21
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................21
INDEMNIFICATION...............................................................21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE..................................................................22
INDEX TO FINANCIAL STATEMENTS.................................................23

                               PROSPECTUS SUMMARY

         This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

                                 1ST STEP, INC.

         We are a full service professional introduction agency, which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements. We intend to serve as an introduction service, using our industry connections and contacts to permit promising actors, writers, directors, musicians, and entertainment-related technology entrepreneurs in contract negotiations with our various entertainment industry professional contacts, including television networks, film studios, production companies, record companies, web portals and technology companies. Additionally, we intend to promote our clients through our own network to generate awareness of both specific projects and our clientele overall.

         We intend to generate revenue from two basic sources: (i) consulting fees derived from representation of our clients in the negotiation of contracts and endorsements, as well as general career consultation; and (ii) participation in the sales and profits of projects submitted to entertainment industry professionals generated by our clientele. Our consulting fees will generally be between 5% to 10% of the value of any contract we negotiate on behalf of our clientele, or $200/ an hourly/ monthly rate for general career advice. We will have various percentages of participation for specific projects, based primarily on the extent of our involvement in the project, the extent of our client's involvement in the project, the amount of financing we have contributed, if any, and projected revenue for the project itself. We believe that, as general revenues in the industry increase, wages and endorsement revenues paid to our clients should increase, and consequently our own revenues will increase.

                                HOW TO CONTACT US

         Our executive office is located at 14759 Oxnard Street, Van Nuys, California 91411. Our telephone number is (818) 780-8241. Our website is located at: www.firststepinc.com.


                                  THE OFFERING

   Total shares outstanding prior to the offering..............      8,730,000



   Maximum shares being offered by 1st Step, Inc...............      4,000,000


   Total shares outstanding after the offering (assuming full
   subscription)...............................................      12,730,000

   Price per share offered to the public by 1st Step...........      $0.05

   Total proceeds raised by offering...........................      $200,000 gross, less offering related
                                                                     expenses estimated at $50,000.

   Use of proceeds from the sale of the shares ...............       We plan to use the net for working capital.
                                                                     We will also use the proceeds for the
                                                                     development of projects and development of
                                                                     talent as warranted. See "Use of Proceeds."

   Termination of Offering.............................              Our offering will terminate on the ninety-first
                                                                     (91st) day following the effectiveness of this
                                                                     Registration Statement ( ____________,  2002).

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING 1ST STEP, INC. AND ITS BUSINESS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF 1ST STEP, INC.

THIS IS A DIRECT PUBLIC OFFERING AND THERE IS NO UNDERWRITER, WE MAY NOT BE ABLE TO SELL ANY SHARES OURSELVES. UNLESS WE ARE ABLE TO SELL ALL OF THE SHARES OFFERED, WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

         We have not retained an underwriter to sell these securities. We will conduct this offering as a direct public offering, and there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our officers and directors will be selling shares on behalf of the company, and none of our officers and directors have any prior experience in selling securities. Our independent certified public accountants have noted that we have an accumulated deficit and negative working capital, so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO RECORDED REVENUES AND A HISTORY OF LOSSES.

         We were incorporated on February 8, 2002, and have no operating history. This makes it difficult to evaluate our future performance and prospectus. We have not yet generated any revenues for our consulting activities. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

WE HAVE EXPERIENCED OPERATING LOSSES SINCE OUR INCEPTION AND OUR AUDITORS HAVE INDICATED UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE OPERATIONS AS A GOING CONCERN.

         As of March 31, 2002, we have a limited operating history under our current structure, which raises substantial doubt about our ability to continue as a going concern. We have not earned any revenue since our inception and have incurred a net loss of $43,672 through March 31, 2002. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

WE DO NOT HAVE ANY CLIENTS YET, AND OUR INABILITY TO SECURE HIGH-QUALITY CLIENTS AND CLIENT CONTRACTS MAY MATERIALLY ADVERSELY EFFECT OUR FINANCIAL POSITION AND OUR ABILITY TO DO BUSINESS.

         Our success will be affected by our ability to attract and develop promising new entertainment talent, and to expand our talent agency operations so as to represent both a substantial number of current and future entertainers and producers with high earning and marketing potential. Our business relies on the revenue we will derive from any management agreements we form and execute with entertainers and producers. Success and the ability to generate steady income in the entertainment industry is rare in comparison with other industries, and we must generate a large, high-quality clientele base in the near future to generate revenues. We may not be able to attract the quality and number of clients needed to achieve and sustain profitable operations. Our failure to attract and retain such clients may materially adversely impact our financial position and our ability to conduct our business.

OUR SUCCESS WILL DEPEND ENTIRELY ON THE SUCCESS OF OUR CLIENTS, AND OUR FAILURE TO PROMOTE OR MAINTAIN THE CAREERS OF OUR CLIENTELE MAY MATERIALLY ADVERSELY IMPACT OUR FINANCIAL POSITION.

         Our revenues are derived in part from a specified percentage of the income generated by our clients, and our clients will face intense competition in achieving success and steady income generation. As a result, our revenues may be subject to wide fluctuations, in most cases due to circumstances beyond our control. If we are unable to promote or the careers of our clientele or negotiate a sale of a technology product, it may adversely impact our financial position and our results of operations.

WE ARE A CONSULTING COMPANY WITH NO EXPERIENCE IN THE MARKET, AND OUR INABILITY TO COMPENSATE FOR THIS INEXPERIENCE MAY ADVERSELY IMPACT OUR FINANCIAL POSITION.

         We are a consulting company in a highly competitive industry with no substantial tangible assets, or revenues and a short history of operations. Our management has no significant experience in operating a consulting business. Additionally, our business is subject to the inherent risks associated with starting a new business. We face numerous challenges in the pursuit of our business strategy including the raising of adequate capital, the expenses associated with the commencement of commercial operations and significant capital investment, intense competition and rapid technological change. There can be no assurance that we will successfully meet these challenges.

WE WILL NEED ADDITIONAL FINANCING TO FULLY IMPLEMENT OUR BUSINESS PLAN, AND IF WE FAIL TO OBTAIN ADDITIONAL FUNDING WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         We will need to raise additional capital to implement fully our business plan and establish adequate operations. We cannot assure you that we will be able to recover additional public or private financing, including debt or equity financing, as needed, or, if available, on terms favorable to us. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

OUR SUCCESS DEPENDS A LARGE PART ON OUR ABILITY TO ATTRACT AND RETAIN OR HIRE KEY PERSONNEL, WHICH WE MAY OR MAY NOT BE ABLE TO DO.

         To operate successfully and manage our potential future growth, we must attract and retain highly qualified key artists, managerial and financial personnel. We face intense competition for qualified personnel in these areas, and we cannot assure you that we will be able to attract and retain qualified personnel. Our success depends largely on the skills, experience and reputation of our president, Corbin Bernsen. The loss or unavailability of Mr. Bernsen, or any of our management team, for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We do not have any employment agreements with any of our officers, directors or employees.

OUR PROFITABILITY WILL FLUCTUATE DEPENDING ON THE PAYMENT SCHEDULE FOR OUR CLIENTS, AS WE WILL BE PAID ONLY WHEN OUR CLIENTS ARE PAID. WE MAY ENTER INTO TRANSACTIONS IN WHICH BOTH WE AND OUR CLIENT WILL BE COMPENSATED ON A CONTINGENCY BASIS FOR THE PURCHASE OR USE OF THE CLIENT'S PRODUCT OR TALENT, WHICH MAY ADVERSELY IMPACT OUR QUARTERLY EARNINGS AND RESULT IN UNPREDICTABLE CASH FLOW.

         Our clients may enter into contracts for their products or talents, pursuant to which they may be paid after some contingency or event occurs, such as payment for an entertainer upon entering production, rather than upon contracting, or payment for a technological device upon the completion of testing and successful integration, rather than upon introduction. In these instances, our fees generated by our introduction will be subject to the same contingencies. As a result, our revenues may fluctuate from quarter to quarter, and, in some cases, may not be collectable if the contingency does not occur, or occurs later than anticipated.

THE COMPETITION IN THE ENTERTAINMENT INDUSTRY IS INTENSE, AND WE MAY BE UNABLE TO GAIN A COMPETITIVE POSITION IN THE MARKETPLACE.

         The entertainment industry is intensely competitive. Although we will not directly compete with companies such as ours we will compete with numerous individuals and companies, including many major production companies and agencies, which have substantially greater technical, financial, and operational resources and staffs. Accordingly, there is a high degree of competition for desirable projects, artists, and authored works, as well as for access to funds. We cannot assure you that we will be able to compete for ownership rights, properties and funding, and our failure to do so will substantially reduce our financial position.

SINCE OUR COMMON STOCK HAS NEVER BEEN TRADED, PRICES FOR THE COMMON STOCK MAY DECLINE AFTER THE OFFERING.

         There is no public market for our common stock and we cannot assure you that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. We have not engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained.

OUR MANAGEMENT HAS BROAD DISCRETION IN USING THE PROCEEDS OF THE OFFERING.

         We expect to use the net proceeds of this offering to develop and initiate a marketing and advertising campaign, and for working capital. See our discussion in "Use of Proceeds." Our management, however, has broad discretion with respect to the expenditure of the net proceeds. Accordingly, you may entrust your investment to the judgment of our management with only limited information regarding the application of the funds.

WE DO NOT INTEND TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

         We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis.

YOU WILL BE SUBJECT TO IMMEDIATE AND SUBSTANTIAL DILUTION IN THE NET TANGIBLE VALUE PER SHARE OF YOUR SHARES AFTER COMPLETION OF THE OFFERING.

         Our net tangible book value per share prior to the offering is approximately $0.007. After the offering, we expect our net tangible book value per share to be approximately $0.02. Therefore, there will be an increase in the net tangible book value per share for our existing stockholders of approximately $0.010. There will be dilution to investors in the net tangible book value per share of approximately $0.033. In addition, the 6,000,000 shares of our common stock issued upon the founding of 1st Step have been valued at $0.001 per share, as compared to your investment of $0.05 per share.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

         Our common stock is listed on the Over-the-Counter Pink Sheets. It is not quoted on any exchange or on NASDAQ, and no other exemptions currently apply. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

o        a risk disclosure document,
o        disclosure of market quotations, if any,

o disclosure of the compensation of the broker and its salespersons in the transaction, and
o monthly account statements showing the market values of our securities held in the customer's accounts.

         The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to do so. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.


                                 USE OF PROCEEDS

         Assuming we sell the maximum number of shares offered, the net proceeds to us from the sale are estimated to be $200,000 before deduction of estimated placement expenses of $50,000. However, we cannot assure you of the amount of proceeds that will be raised, if any at all, since this is a best efforts, no minimum offering. The first $50,000 raised from this offering will be applied to legal, accounting, and other fees relating to this offering. The remainder of the proceeds will be applied in the following manner, in the approximate percentages identified in table below:


                                            MAXIMUM        75% OF         50% OF         25% OF
                                           OFFERING       OFFERING       OFFERING       OFFERING

 GROSS PROCEEDS                             $200,000      $150,000       $100,000        $50,000


 APPLICATION OF PROCEEDS:
 ------------------------

 LEGAL, ACCOUNTING AND OTHER FEES            $50,000       $50,000        $50,000        $41,000
 OFFICE RENT                                  $9,000        $9,000         $9,000         $9,000
 SALARIES                                    $84,000       $84,000        $41,000             $0
 WORKING CAPITAL                             $57,000        $7,000             $0             $0

 TOTAL APPLICATION OF PROCEEDS              $200,000      $150,000       $100,000        $50,000

         While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

         If the offering is not sold we may use some of the registered shares in exchange for the retirement of debt related to legal and accounting fees and other fees related to the offering, as indicated above.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.

                                 CAPITALIZATION

 The following table sets forth our capitalization as of March 31, 2002:

o        on an actual basis; and
o on a pro forma as adjusted basis to reflect our receipt of the net proceeds from the sale of the shares of common stock in this offering at an assumed initial public offering price of $0.05 per share, after deducting estimated offering expenses of $150,000.

         You should read this table with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and the financial statements and the related notes.

                                                                 As of March 31, 2002
------------------------------------------------------ ------------------- ---------------------
                                                             Actual             Pro Forma
                                                                               as adjusted
------------------------------------------------------ -----------------------------------------
Current liabilities                                    $11,800             $11,800
------------------------------------------------------ ------------------- ---------------------
Stockholder's equity:
------------------------------------------------------ ------------------- ---------------------
Common stock, $.001 par value, 50,000,000 shares
authorized, 8,730,000 and 12,730,000 are issued and
outstanding as actual and adjusted respectively.       $8,730              $12,730
------------------------------------------------------ ------------------- ---------------------
Additional paid-in capital                             $97,770             $243,770
------------------------------------------------------ ------------------- ---------------------
Accumulated Deficit                                    ($43,672)           ($43,672)
------------------------------------------------------ ------------------- ---------------------
Total stockholder's equity                             $62,828             $212,828
------------------------------------------------------ ------------------- ---------------------
Total capitalization                                   $74,628             $224,628
------------------------------------------------------ ------------------- ---------------------

The total number of outstanding shares of our common stock as of the date of this prospectus is 12,730,000, including the shares offered by this prospectus, and excluding the following:

                                    DILUTION

         Our net tangible book value before taking this Offering into consideration at March 31, 2002, was $62,822 or $0.07 per share of common stock. The "net tangible book value" represents the amount of the total tangible assets less the total liabilities of 1st Step as of March 31, 2002. Our net tangible book value per share represents the net tangible book value of 1st Step divided by the total number of shares of common stock outstanding as of March 31, 2002. The holders of such shares of common stock are referred below as the "Existing Stockholders."

         Without taking into consideration any change in the net tangible book value of 1st Step after March 31, 2002 and assuming subscriptions are received and accepted for the maximum number of shares of common stock offered (4,000,000 shares), our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling $150,000, will be $0.02 per share of common stock. This represents an immediate increase in our net tangible book value of $0.010 per share of common stock to the Existing Stockholders, and an immediate dilution of $0.033 per share to the investors purchasing shares of common stock in this Offering (the "New Stockholders").

         The following table illustrates this per share dilution at March 31, 2002:

Offering Price per share of Common Stock.............................    $0.05

Adjusted net tangible book value per share
of Common Stock at March 31, 2002
before this Offering.................................................    $0.007

Increase attributable to the Offering................................    $0.010

Adjusted net tangible book value
per share of Common
Stock after this Offering............................................    $0.017

Dilution in adjusted net tangible book
Value per share of Common
Stock to New Stockholders............................................    $0.033

         In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services. Should any additional common stock shares be issued for consulting or other services, you may, after the close of this Offering, continue to experience additional dilution to your investment in 1st Step, Inc. The dilution amount may also increase if less than a maximum offering results, as any number of shares sold will increase the pro forma book value per share.

                          SUMMARY FINANCIAL INFORMATION

         The information set forth below from the date of inception, February 8, 2002, to March 31, 2002 is derived from the financial statements included elsewhere in this prospectus. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.


                                                                   MARCH 31,
STATEMENT OF OPERATIONS DATA:                                        2002
-----------------------------                                        ----
Total Assets.................................................       $74,628
Total Liabilities............................................       $11,800
Stock Equity.................................................       $62,828
Revenues.....................................................       $     0
Operating Expenses...........................................       $42,872
Basic and Dilution per share.................................       ($0.01)

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

         You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 3 and elsewhere in this prospectus.

PLAN OF OPERATION

         During the course of the next twelve months, we plan to develop the business model, target and acquire clients and brand the company as an entertainment incubator. Our cash needs are satisfied by the current investment in the company for the remainder of this fiscal year and we will use the offering to generate additional cash which may be needed for options on intellectual properties such as scripts.

         We may consider the hiring of up to two additional persons, one as an administrative assistant and the other as business development manager.

RESULTS OF OPERATION

         We are a development stage company, and have sustained a net loss of $43,672 from our date of inception, February 8, 2002 to March 31, 2002. As of the date of this prospectus, we have not generated any revenue due to the fact that we have not yet established our clientele. Our losses are attributable to expenses of $16,647 for professional fees, $25,000 for script option rights, $1,000 for office rent, $225 for miscellaneous expenses and income tax expenses of $800. We have not yet completed a full fiscal quarter, so have cannot compare our past performance with our current performance.

LIQUIDITY AND CAPITAL RESOURCES

         We are not engaged in a capital-intensive business. Our costs are primarily incurred by the salaries of our employees, travel and entertainment related to our business, and business overhead normal to a service business. We have generated a gross amount of $196,500 as of April 30, 2002 through the private sales of restricted common stock to 31 accredited investors.

         We believe that the proceeds raised from this offering will be adequate to cover our costs and expenses for the remainder of the fiscal year. We have not incurred any debt outside of the $50,000 cost of this offering, and do not anticipate incurring any in the foreseeable future. Additional funding needs will be generated by future equity sales, both public and private.


                             DESCRIPTION OF BUSINESS

         We were incorporated in the State of Delaware on February 8, 2002. We are a full service professional representation agency which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements, and financing as required.

SUMMARY

         We are a full service professional introduction agency, which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements. We intend to serve as an introduction service, using our industry connections and contacts to permit promising actors, writers, directors, musicians, and entertainment-related technology entrepreneurs in contract negotiations with our various entertainment industry professional contacts, including television networks, film studios, production companies, record companies, web portals and technology companies. Additionally, we intend to promote our clients through our own network to generate awareness of both specific projects and our clientele overall.

         We intend to generate revenue from two basic sources: (i) consulting fees derived from representation of our clients in the negotiation of contracts and endorsements, as well as general career consultation; and (ii) participation in the sales and profits of projects submitted to entertainment industry professionals generated by our clientele. Our consulting fees will generally be between 5% to 10% of the value of any contract we negotiate on behalf of our clientele, or $200/an hourly/monthly rate for general career advice. We will have various percentages of participation for specific projects, based primarily on the extent of our involvement in the project, the extent of our client's involvement in the project, the amount of financing we have contributed, if any, and projected revenue for the project itself. We believe that, as general revenues in the industry increase, wages and endorsement revenues paid to our clients should increase, and consequently our own revenues will increase.

BUSINESS STRATEGY

         The entertainment industry has faced massive challenges in the recent years from the advancement of technology. On one front, the industry is entering a new era, where musicians, directors and producers armed with the latest digital recording devices and cameras using off-the-shelf inexpensive equipment are now producing product that rivals some of the best that the studio has to offer (e.g. David Gray, Blair Witch Project). In addition, the advancements of technologies such as MP3 and peer-to-peer networks, such as Napster and Morpheus/Kazaa, along with increased bandwidth and plummeting hard drive costs, have made it easier for both pirated and licensed media content to be distributed to consumers at little to no cost. Aside from ensuing litigation, the entertainment industry is now facing a reconfiguration of traditional revenue and distribution models, resulting in a far more complex environment for both entertainers and entertainment technology developers. Current artists and developers must consider not only how to meet individuals who can develop projects or technology, but must also consider the project or technology's modes of distribution, digital rights issues, as well as alternative sources of revenues from the finished product. Our knowledge of the entertainment and technology industries offers a solution to leverage an extensive network to generate not only development of our clients' careers and/ or technology, but also create strategic partnerships and a unique network to both advise and create "out of the box" opportunities currently not addressed by the traditional entertainment management structures.

         The vast majority of project development in any aspect of the entertainment industry, including acting, recording and writing, is generated exclusively by introduction to "insiders" within the industry. Most individuals entering the entertainment industry have no knowledge of who the "insiders" are, or how to generate any level of contact with these individuals. Entertainment-related technology is also subject to "insider" contacts within the industry, and is generally only developed and submitted for broad or mass public use once industry "insiders" are both made aware of the technology, and presented information regarding the technology in a favorable or acceptable manner.

         We have generally created a structure in which we allow talented entertainers and entertainment technology developers to exchange information with insiders in the entertainment industry. Should such information result in a contract between these individuals, we earn a fee. We may also generate additional fees from our participation in projects which result from these contracts, and any fees generated from financing we have supplied (which may or may not result in participation in the project itself).

         We have a number of potential clients and projects. We are currently negotiating with a recording studio regarding the development of a new model production entity that will provide completed recording projects for recording labels at a reduced cost. We are also negotiating with a company which has produced a digital content product, which we may represent and market to industry professionals.

REPRESENTATION OF ENTERTAINERS

         In the entertainment industry, the vast majority of work is obtained by knowing the insiders who represent quality casting projects and productions. Most "lay" people do not have access to these projects and productions, primarily because they do not know who actually does have access to these projects, and, if they do know who has access, they cannot gain access themselves to those key individuals. One of our company's founders, Mr. Corbin Bernsen, is a well-known industry insider. Mr. Bernsen has had a long and established career in the entertainment industry, including starring as the flamboyant attorney Arnie Becker in the hit TV series, LA LAW, and Roger Dorn in the MAJOR LEAGUE movies. We intend to use the vast industry contacts held by Mr. Bernsen to introduce entertainers, including actors, vocalists, musicians, and scriptwriters, to the individuals who can develop the careers of our clientele. These individuals include top ranking agents and casting directors, as well as music industry professionals and studios.

         We do not intend to represent our clientele as agents directly, nor do we intend to manage their careers. We intend to act solely as an introduction service, selecting talent we view as promising and noteworthy, and introducing them to the industry insiders, including agents and managers. While these agents and managers do not take unsolicited meetings or clientele, we will meet with such prospective talent. When we determine that a prospective client is a promising talent, we will take on that individual as a client, and use our contacts throughout the entertainment industry, both in Los Angeles and in New York, to aggressively "shop" the entertainer or technology to appropriate industry professionals. Our recommendation will provide the necessary introduction to this select group of professionals, making it possible for our clientele to advance in the industry. In exchange for our introduction, we will receive a negotiated percentage from our client's future earnings for a specified number of years, and will generally not exceed five years.

REPRESENTATION OF ENTERTAINMENT TECHNOLOGY DEVELOPERS

         The entertainment technology industry is slightly different from the entertainment industry. We intend to represent both Internet-based technology, such as technology designed to manipulate and organize MP3 files and systems, as well as standard recording equipment developers. This industry does not rely on agent representation, per se, but does require significant contacts within both the recording and software industries. One of our company's founders, Mr. Shaun Edwardes, has extensive contacts in the recording and entertainment technology industries. He has extensive experience with artist development, including past work with major record labels, such as Universal and Sony and managing Grammy winning projects and artists David Lynch and Judy Cruise. Mr. Edwardes also has significant experience with successful technology companies such as Voxsurf Ltd., and has extensive contacts within the software industry. As with the entertainment industry, entertainment technology industry professionals rarely accept unsolicited interviews or meetings. We intend to focus on digital distribution and digital entertainment management, which we believe is the future of the entertainment technology industry.

         We intend to focus on digital distribution and digital entertainment management, which we believe is the future of the entertainment technology industry. We will review both solicited and unsolicited software and technologies, and, once we determine a particular software program or technology is both viable and promising, we will use our contacts to introduce our clientele to the appropriate industry professional. In exchange, we will take a direct percentage of revenue generated by the technology or, if the technology is sold directly to the industry, a percentage of the sale price.

IN-HOUSE MULTI-MEDIA

         We are also negotiating to develop an in-house multi-media division, which would assist with "packaging" our clients in order to best present them to industry professionals. This division will employ a graphic artist to create publicity packages for our clients for submission to prospective agents, managers and technology professionals. We will also be able to present our client's technology in the most professional format possible, to increase the likelihood of acceptance by the relevant industry professional. This division may also provide ongoing revenue, as we may also use it to provide our corporate packaging services to outside industries.

MARKETING

         Marketing involves the establishment of contractual relationships between 1st Step, the entertainers and technology developers we represent, and industry professionals within the entertainment and entertainment technology industries. As we are not marketing our clientele to the general public, and marketing to industry professionals is based primarily on relationships and networking, we expect to have minimal marketing expenses. Apart from press kits, photos, business plans, and phone calls, we will have very little marketing expense.

COMPETITION

         Although we do not have any direct competitors who represent the industry niche we intend to serve, there are numerous larger, significant, competing entities and companies in the entertainment industry who represent entertainers, as well as larger, significant competing entities and companies who represent entertainment technology developers, both of which operate locally, nationally and internationally. These companies will be our clients, and not our competitors.

         There are also numerous other management and marketing companies operating in the entertainment industry and entertainment related industries that have the resources to compete with us should they decide to do so.

         Additionally, there are numerous individual licensed agents conducting business in the entertainment industry. We will compete in the marketplace based on the ability to offer greater opportunities to entertainers and entertainment technology developers, service, quality of representation, negotiating skills, and personal relationships between management, the entertainers and technology developers, and the entertainment industry professionals and "insiders." We believe we can be successful in the entertainment industry because of the services we can provide entertainers and technology entrepreneurs, particularly professional contacts with decision makers and marketing services. There is no guarantee that we are or will remain competitive or successful in the future. Moreover, there is no guarantee that ICM, William Morris or CAA or other larger competing entertainment management and marketing companies will not expand their businesses in the entertainment or entertainment technology development industries. The expansion of any of these larger competing management and marketing companies could have a material adverse effect on our business.

EMPLOYEES

         Creating and maintaining personal relationships between our management and prospective new talent, other industry agents, marketing and public relations firms and key insider industry professionals is critical to implementing and maintaining our business strategy. The intensely high level of competition within the industry requires us to obtain and retain management and employees with high numbers of well-connected individuals throughout the entertainment industry. We currently only have two individuals who meet these criteria: Mr. Bernsen and Mr. Edwardes. We intend to hire two additional individuals who also meet these criteria within the next fiscal year, and are actively seeking these new individuals.

         As of April 12, 2002, we had no full-time employees and one part-time employee. None of our employees is represented by a labor union and we have not experienced any work stoppages. We consider our employee relations to be good. There are no employment agreements with any of our employees.

GOVERNMENT REGULATION

         The entertainment industry is currently structured with talent being represented by their manager, agent and attorneys. The manager and agent traditionally take 10% of the gross earnings, and the attorney is either paid on an hourly basis or a percentage up to 5%. California state law currently restricts agents from taking more than 10% and prevents agents from investing in, or being owned by, advertising agencies or studios. This law is currently under review and negotiations between agents and the Screen Actors Guild. Any changes will have no impact on our business model. As we are not a representation or management company, but merely an introduction company, we are not governed by any government regulations or restrictions.

CUSTOMERS

         We do not yet have any customers who represent more than 10% of our revenues.

LEGAL PROCEEDINGS

         We are not a party to any legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or government authority.


                            DESCRIPTION OF PROPERTY

PRINCIPAL OFFICE

         We rent property and office space from Public Media Works for a monthly rent of $1000. The address of the property is located at 14759 Oxnard Street, Van Nuys, California 91411. We rent this property on a month to month basis.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The directors, executive officers and significant personnel of 1st Step, Inc. and their ages are as follows:

NAME                           AGE           POSITION
----                           ---           --------
Corbin Bernsen                 47            Chief Executive Officer, Secretary,
                                             Chairman of the Board
Bill Cheung                    31            Chief Financial Officer, Director
Shaun D.C. Edwardes            39            Director


         CORBIN BERNSEN: Mr. Bernsen has been President, Chief Executive Officer, Secretary and a director to 1st Step since its inception on February 8, 2002. He has been a successful actor and writer for the past twenty years earning Golden Globe nominations for television acting and being a current member in good standing with the Writer's Guild of America. Since February 2002 he has been acting on a NBC television project "Return to LA Law." He has also been the President and CEO, of Public Media Works, Inc., an interactive film production company, from May 2001. Prior to that period he focused entirely on his acting career. He received a Masters degree from the University of California of Los Angeles in Playwriting in 1979.

         SHAUN D.C. EDWARDES: Mr. Edwardes has been a director and consultant to 1st Step since its inception on February 8, 2002. He is also the Chief Executive Officer of EssTec, Inc., a software platform development company that also provides technology consulting services, and has been since March 2002. Prior to that, Mr. Edwardes served as Executive Vice President - Business Development to EssTec, Inc. from January 2002 until March 2002. Mr. Edwardes served as Chief of Operations for Public Media Works, Inc., an interactive film production company, from 2000 to 2001. From 1999 to 2000, Mr. Edwardes served as Vice President of Business Development for Voxsurf Software, Ltd., specializing in voice and WAP (wireless application protocol) software development. In 1999 Mr. Edwardes also served as Principal for DC Management, a development and management company for recording artists. From 1996 to 1998, Mr. Edwardes served as General Manager for the overseas operations of Last Beat, Inc.

         BILL CHEUNG: Mr. Cheung has been a director and Chief Financial Officer to 1st Step since inception on February 8, 2002. Mr. Cheung has served as a director to EssTec, Inc., a software platform development company, since December 2001. From 1997 to 2001, Mr. Cheung served as Marketing and Sales Partner with Golden Horizon Plastic Corp. From 1994 to 1997, Mr. Cheung served as Sales Manager to National Plastics Color. Mr. Cheung is a graduate from Drake University with honors in Mathematics and Computer Science.

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. Board members are not presently compensated, but are reimbursed for their expenses associated with attending Board meetings.


                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         We have made no provisions for cash compensation to our officers and directors, Bill Cheung, Shaun D.C. Edwardes and Corbin Bernsen. Our management received 100,000, 1,000,000 and 500,000 restricted shares, respectively, as a founder shares. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to our executive officers during the last fiscal tear.

EMPLOYMENT AND CONSULTING AGREEMENTS

         We do not have any written employment/consulting agreements with our executive officers and directors.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors are not compensated for serving as directors of 1st Step, Inc., however expenses may be reimbursed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have a consulting agreement with a shareholder/Director Shaun Edwardes, which commenced from February 18, 2002. The agreement can be terminated by either party, with or without cause, at any time upon fifteen (15) days' prior written notice to the other party. The services to be rendered are varied and primarily are to help us in our development stage. The agreement calls for compensation of $7,000 per month during the term of the agreement, beginning March 1, 2002. The Company has paid $7,500 to Mr. Edwardes for the consulting expense during the period ended March 31, 2002.

         We paid $25,000 to our Chief Executive Officer, Corbin Bernsen for script option rights. Mr. Bernsen was paid $10,000 on March 8, 2002 and $15,000 on March 20, 2002 for a twelve-month option to purchase five screenplays for the purpose of being produced as feature films.

         On April 5, 2002, we entered into a consulting agreement with an entity, related through common major shareholders, whereby, the consultant will provide services in development of Corporate Identity and Brand via Web Site development, Logo and Stationary Development. The services will be provided over a six-week period beginning April 5, 2002. We paid $40,000 to the consultant for the services to be performed under the agreement in April 2002.

         Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of our shares as of March 31, 2002, for (i) each current director and each nominee for director (ii) each officer of 1st Step, Inc., (iii) all persons known by us to beneficially own more than 5% of the outstanding shares of 1st Step, Inc. shares, and (iv) all officers and directors of 1st Step, Inc. as a group.

         Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all shares owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage of ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised. As of the date of this Registration Statement, no options, warrants or rights to acquire shares have been granted.

                                                                                                     PERCENT OF TOTAL
                                                                                                       IMMEDIATELY
                                                           NUMBER OF SHARES      PERCENT OF TOTAL       FOLLOWING
    TITLE OF CLASS         NAME OF BENEFICIAL OWNER       BENEFICIALLY OWNED     PRIOR TO OFFERING       OFFERING
------------------------ ------------------------------ ----------------------- -------------------- -----------------
        Common                Shaun D.C. Edwardes             1,000,000                 11%                 8%
------------------------ ------------------------------ ----------------------- -------------------- -----------------
        Common                  Corbin Bernsen                 500,000                  6%                  4%
------------------------ ------------------------------ ----------------------- -------------------- -----------------
        Common                    Bill Cheung                  100,000                  1%                  1%
------------------------ ------------------------------ ----------------------- -------------------- -----------------
Total number of shares
 beneficially held by
   all officers and
 directors as a group
    (2 individuals)                                           1,600,000                 18%                13%
------------------------ ------------------------------ ----------------------- -------------------- -----------------
        Common           Knightrider Investments, Ltd.        3,000,000                 34%                24%
------------------------ ------------------------------ ----------------------- -------------------- -----------------
        Common             Sinlex Finance Limited(1)          1,400,000                 16%                11%
------------------------ ------------------------------ ----------------------- -------------------- -----------------

(1) Sinlex Finance Limited is owned by a family member of our Chief Financial Officer and Director, Bill Cheung.

No shares held by officer /directors are going to be registered in this offering.


                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001, of which 8,730,000 are issued and outstanding as of March 31, 2002.

COMMON STOCK

         All of our authorized voting common shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefrom. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds, nor any cumulative voting rights. Our directors may from time to time declare and authorize payment of dividends, as they deem advisable. Subject to the rights of members, all dividends on shares shall be declared and paid according to the number of shares held. No dividends have been declared since incorporation. The outstanding shares are fully-paid and non-assessable.

DELAWARE ANTI-TAKEOVER LAW PROVISIONS

         As a Delaware corporation, we are subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of 1st Step.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the shares of common stock is Public Ease at 3663 E. Sunset Road, Ste. 104, Las Vegas, NV 89120.

REPORTS TO SHAREHOLDERS

         We intend to furnish annual reports to shareholders, which will include certified financial statements reported on by our certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders pursuant to the federal securities laws.

                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

         Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. Upon completion of this offering, we will have 12,730,000 outstanding shares of common stock, including the 4,000,000 shares of common stock offered with this prospectus.

         All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

         All of our currently outstanding shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144. Adopted under the Securities Act of 1933, as amended, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of 1st Step may sell is not so limited, since non-affiliates may sell without volume limitation. Upon the completion of this offering, and assuming that there is no exercise of any issued and outstanding warrants, we will have 12,730,000 common shares issued and outstanding, of which 8,730,000 shares are "restricted securities".


                              PLAN OF DISTRIBUTION

OFFERING BY 1ST STEP:

         We are offering up to 4,000,000 shares of our common stock at a price of $0.05 per share to be sold directly by the company, as represented by, CFO and director Bill Cheung, and it will be a self-underwritten, no minimum, best efforts offering. The shares will not be sold through any independent broker dealer or underwriter, and no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of 1st Step in connection with such activities.

         There is currently no market for our shares and we cannot assure you that a market for such securities will develop after the closing of this offering or be sustained if developed. While we intend to procure or encourage one or more broker or dealers to act as a market maker for our securities following this offering, no such efforts have yet been undertaken and we cannot assure you that any such efforts will prove successful. As of the date of this prospectus, we have not retained a broker for the sale of securities being offered. In the event that we retain a broker dealer who may be deemed an underwriter, an amendment to our registration statement will be filed.

         The offering will remain open for a period of 90 days, unless the entire maximum offering has been sold prior to that time, or we decide, in our sole discretion, to cease all selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering. At this time there are no known arrangements with our officers, directors or affiliates to purchase shares in this offering.

         There is no escrow for any of the proceeds of this offering. Accordingly, we will have use of any proceeds received once a purchase order is received and funds have cleared. The proceeds shall be non-refundable except as may be required by applicable law.


                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the common stock being offered under this prospectus. We are not currently registered on the Over-the-Counter Bulletin Board system or any national exchange. We intend to trade on the OTC Bulletin Board system. However, we are unable to determine the price at which the stock will trade if and when we become eligible on the OTCBB.

         We determined the offering price of the common stock based on several factors: (1) potential investor interest, (2) the ability of our management, (3) our current capital needs, (4) the present state of our development and our current financial position, and (5) our ability to pay future dividends, although no dividends are contemplated at this time. The offering price should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our value.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the securities offered hereby has been passed upon by Pollet & Richardson, A Law Corporation, Los Angeles, California. Certain of the financial statements of 1st Step included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Kabani Company, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.


                                INDEMNIFICATION

         Our certificate of incorporation and by-laws provide that a director of 1st Step will not be personally liable to 1st Step or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of our company (i) for breach of the director's duty of loyalty to 1st Step or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal securities laws.

         Our certificate of incorporation also provides for indemnification to the fullest extent provided by Section 145 of the Delaware Corporation Laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

                                 1ST STEP, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                       February 8, 2002 to March 31, 2002



INDEPENDENT AUDITOR'S REPORT.............................................  24
CONSOLIDATED BALANCE SHEET...............................................  25
CONSOLIDATED STATEMENTS OF OPERATIONS....................................  26
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY..........................  27
CONSOLIDATED STATEMENTS OF CASH FLOWS....................................  28
NOTES TO THE FINANCIAL STATEMENTS........................................  29

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
1st Step, Inc.

We have audited the accompanying balance sheet of 1st Step, Inc. (a development stage company) as of March 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period then ended and for the period from February 8, 2002 (inception), to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st Step, Inc. and subsidiaries as of March 31, 2002 and the results of its operations and its cash flows for the period then ended and from February 8, 2002 (inception), to March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company's has not earned any revenue since its inception and has incurred a net loss of $43,672 through March 31, 2002. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
April 26, 2002

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 2002


                                     ASSETS
                                     ------

CURRENT ASSESTS:
         Cash & cash equivalents                                       $ 74,628

                                                                       ---------
                                                                       $ 74,628
                                                                       =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
         Accrued expenses                                              $ 11,800

COMMITMENTS

STOCKHOLDERS' EQUITY
         Common stock, $.001 par value;
         Authorized shares 50,000,000;
         Issued and outstanding shares 8,730,000                       $  8,730
         Additional paid in capital                                    $ 97,770
         Deficit accumulated during the development stage              $(43,672)
                                                                       ---------
                  Total stockholders' equity                           $ 62,828

                                                                       ---------
                                                                       $ 74,628
                                                                       =========

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                      PART OF THESE FINANCIAL STATEMENTS.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
        FOR THE PERIOD OF FEBRUARY 8, 2002 (INCEPTION) TO MARCH 31, 2002




NET REVENUE                                                         $         -

OPERATING EXPENSES
                   Professional fees                                     16,647
                   Script option rights                                  25,000
                   Office rent                                            1,000
                   Miscellaneous charges                                    225
                                                                    ------------
                               Total operating expenses                  42,872
                                                                    ------------
LOSS BEFORE INCOME TAX                                                  (42,872)


Provision for income tax                                                    800
                                                                    ------------
NET LOSS                                                            $   (43,672)
                                                                    ============


BASIC AND DILUTED NET LOSS PER SHARE                                $     (0.01)
                                                                    ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                 6,664,038
                                                                    ============


                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                      PART OF THESE FINANCIAL STATEMENTS.


                                                1ST STEP, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENT OF STOCKHOLDERS' EQUITY
                         FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO MARCH 31, 2002



                                                             COMMON STOCK                                DEFICIT
                                                      ----------------------------                     ACCUMULATED        TOTAL
                                                        NUMBER OF                     ADDITIONAL     DURING DEVELOP-   STOCKHOLDERS'
                                                        SHARES            AMOUNT    PAID IN CAPITAL    MENT STAGE        EQUITY
                                                      ------------    ------------  --------------    ------------    ------------
BALANCE AT FEBRUARY 8, 2002 (INCEPTION)                         -               -               -               -               -

Issuance of common stock- founders' shares              6,000,000           6,000          (6,000)              -               -

Issuance of common stock for cash, net of offering
          cost of $30,000                               2,730,000     $     2,730     $   103,770     $         -         106,500

Net loss for the period                                                                                   (43,672)        (43,672)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE AT MARCH 31, 2002                               8,730,000     $     8,730     $    97,770     $   (43,672)         62,828
                                                      ============    ============    ============    ============    ============

                                    THE ACCOMPANYING NOTES ARE AN INTEGRAL
                                     PART OF THESE FINANCIAL STATEMENTS.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
          FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO MARCH 31, 2002



CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                                     $ (43,672)
         Adjustments to reconcile net loss to net cash used in
           operating activities:
           Increase in current liabilities:
              Accrued expense                                            11,800
                                                                      ----------
         Net cash used in operating activities                          (31,872)
                                                                      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of shares for cash, net of offering cost              106,500
                                                                      ----------

NET INCREASE IN CASH & CASH EQUIVALENTS                                  74,628

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                    -
                                                                      ----------
CASH & CASH EQUIVALENTS, ENDING BALANCE                               $  74,628
                                                                      ==========

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL
                      PART OF THESE FINANCIAL STATEMENTS.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

1st Step, Inc. ("the Company"), is a development stage enterprise incorporated in the State of Delaware on February 8, 2002. The Company has had no significant operations since its inception. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan. The Company's objective is to act as a full service professional representation agency which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements, and financing as required.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company's fiscal year ends on December 31, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients. The company did not earn any revenue through March 31, 2002.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable. Through March 31, 2002, the Company has not issued any shares for goods or services.

BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

START-UP COSTS

Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company`s planned principal operations have not commenced, and, accordingly, no revenue has been derived during this period.

ACCOUNTING DEVELOPMENTS

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

Adoption of SFAS No. 141 & 142 does not have a material impact on the Company's financial statements.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management does not expect this pronouncement will materially impact the Company's financial position or results of operations.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Adoption of SFAS No. 144 does not have a material impact on the Company's financial statements.

3.       GOING CONCERN

As of March 31, 2002, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue since its inception and has incurred a net loss of $43,672 through March 31, 2002. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended March 31, 2002, towards obtaining additional equity. In this regard, the Company has raised equity of $106,500, net of offering costs of $30,000, under a private placement, through March 31, 2002. The Company sold 1,200,000 shares of common stock for an additional amount of $60,000 subsequent to March 31, 2002. (note 5).

4.       INCOME TAXES

No provision was made for Federal income tax. The provision for income taxes consists of the state minimum tax imposed on corporations. Through March 31, 2002, the Company incurred net operating losses for income tax purposes of approximately $43,000. Differences between financial statement and tax losses were immaterial at March 31, 2002. The net operating loss carryforwards may be used to reduce taxable income through the year 2017. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2007. The net deferred tax asset balance, due to net operating loss carryforward, as of March 31, 2002 was approximately $17,000. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carrytforward cannot reasonably be assured.

5.       SHAREHOLDERS' EQUITY

On the formation of the Company, the Company issued 6,000,000 shares to its founders representing the initial capitalization of the Company. The shares were recorded at par value, as there were no significant proprietary or other assets in the Company at that time.

On February 18, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. In conjunction with the offering under the Securities and Exchange Commission Rule 506 of Regulation D of the Securities Act of 1933, as amended and presently in effect, the Company offered to sell total of 4,000,000 shares of common stock at $.05 per share. Through March 31, 2002, the Company has issued 2,730,000 shares of its common stock, and received net proceeds of $106,500. The offering costs were $30,000. The Offering concluded on April 25, 2002 and the Company sold 1,200,000 shares of common stock for an additional amount of $60,000. Offering costs of $30,000 for legal fees, accounting and other related expenses incurred, were charged to the equity through March 31, 2002. The Company intends to file the Form SB-2 registration statement under the Securities Act of 1933, to register 4,000,000 shares of common stock, in the year 2002.

6.       SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company has not paid any amount for tax or interest since its inception.

7.       COMMITMENT

The Company sub-leases office space in Los Angeles, California for a monthly rental of $1,000. The Sub-lease agreement is on month-to-month.

8.       RELATED PARTY TRANSACTIONS:

The Company has a consulting agreement with a shareholder/Director of the Company, which commenced from February 18, 2002. The agreement can be terminated by either party, with or without cause, at any time upon fifteen (15) days' prior written notice to the other party. The services to be rendered are varied and primarily are to help the Company in its development stage. The agreement calls for compensation of $7,000 per month during the term of the agreement, beginning March 1, 2002. The Company has paid $7,500 to the shareholder/Director for the consulting expense during the period ended March 31, 2002.

The Company paid $25,000 to the President of the Company for script option rights.

9.       SUBSEQUENT EVENTS

On April 5, 2002, the Company entered into a consulting agreement with an entity, related through common major shareholders, whereby, the consultant will provide services in development of Corporate Identity and Brand via Web Site development, Logo and Stationary Development. The services will be provided over a six-week period beginning April 5, 2002. The Company paid $40,000 to the consultant for the services to be performed under the agreement in April 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware Corporation Laws and certain provisions of 1st Step, Inc.'s Articles of Incorporation and Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Articles and Bylaws and to the statutory provisions.

         The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

         a. Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise. a.

         b. Article Eight of our Certificate of Incorporation provides, in part:

                           "Any person who was or is a party or is threatened to
                  be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), may, at the option of the Board of Directors, be indemnified by the Corporation to the fullest extent then permitted by Section 145 of the General Corporate Law of the State of Delaware, as the same may be amended and supplemented from time to time, against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of this Article EIGHTH. Such right of indemnification, if any, shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person."

         c.       Section 6.1 of our By-laws provide:

                           "The Corporation shall indemnify any person who was
                  or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the

                  Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful."

         The effect of the foregoing is to require 1st Step, to the extent permitted by law, to indemnify the officers and directors of our company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling 1st Step pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC Registration ..................................................      $    20
Accounting Fees and Expenses ......................................      $ 5,000
Transfer Agents Fees ..............................................      $   500
Legal Fees and Expenses, including Blue Sky Fees and Expenses .....      $40,000
Printing Costs ....................................................      $ 1,000
     Total ........................................................      $46,520


         RECENT SALES OF UNREGISTERED SECURITIES

         In connection with our organization on February 8, 2002, Corbin Bernsen and Shaun D.C. Edwardes were each issued 500,000 and 1,000,000 shares, respectively, of restricted common stock in exchange for services, first year salaries and developing our business plan. This transaction was conducted as a private placement under Section 4(2) of the Securities Act of 1933, as amended. They are each and both accredited investors, and as officers and directors, they have superior access to all corporate and financial information. The shares were valued at $25,000 for Corbin Bernsen and $50,000 for Shaun D.C. Edwardes.

         We issued 2,730,000 restricted shares pursuant to a private placement offering from February to March 2002. This transaction was conducted as a private placement under Rule 506 of Regulation D of the Securities Act of 1933, as amended. All investors were accredited investors. The restricted shares issued were valued at $0.05 per share.

         ITEM 27.  EXHIBITS

EXHIBITS
--------

3.1      Articles of Incorporation

3.2      Bylaws

5.1      Opinion of Pollet & Richardson

10.1     2002 Equity Incentive Plan

10.2     Script Option Contract with Corbin Bernsen

10.3     Consulting Agreement with Shaun D.C. Edwardes

23.1     Consent of Pollet & Richardson, A Law Corporation (1)

23.2     Consent of Kabani & Company

-----------
         (1)      Included with opinion in Exhibit 5.1


         ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 1, 2002

                                                 1st Step, Inc.


                                                 /S/ CORBIN BERNSEN
                                                 -------------------------------
                                                 By:     Corbin Bernsen
                                                 Its:    Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


         SIGNATURE                                  TITLE                              DATE


/s/ Corbin Bernsen              Chief Executive Officer, Secretary, Chairman of        May 1, 2002
-----------------------------                      the Board                      ---------------------
Corbin Bernsen

/s/ Bill Cheung                        Chief Financial Officer, Director               May 1, 2002
-----------------------------                                                     ---------------------
Bill Cheung

/s/ Shaun D.C. Edwardes                            Director                            May 1, 2002
-----------------------------                                                     ---------------------
Shaun D.C. Edwardes
